Exhibit 99.2

United Dogecoin Purchases Dogecoin Miners and Secures Renewable Energy Data Centre Site

United Dogecoin looks to have its miners operational within approximately 60 days, leveraging low-cost, renewable energy, on its path to being the market’s largest Dogecoin miner by hashrate

Gaithersburg, Maryland — June 26, 2026 - United Dogecoin Inc. (“United Dogecoin” or the “Company”), a Dogecoin mining company driven by industry experts recently acquired by Shuttle Pharmaceutical Holdings, Inc. (NASDAQ: SHPH) (“Shuttle”), has completed two significant milestones on its projected path to market scale and operational excellence.

United Dogecoin has purchased its first fleet of ElphaPex DG1+ mining units, which the Company believes are among the most powerful and efficient Dogecoin miners available. Delivering 14.4 GH/s per unit at a highly competitive efficiency, the DG1+ represents the cutting edge of Scrypt mining hardware, purpose-built for large-scale Dogecoin and Litecoin operations. The fleet is expected to be deployed and fully operational within approximately 60 days, subject to delivery schedules and installation timelines.

Additionally, United Dogecoin has secured its site, which will give the Company renewable energy at the competitive rate of US$0.064 per kilowatt hour. The hydroelectric energy supplied at the site anchors United Dogecoin with a cost-effective and environmentally responsible energy source for all of its mining operations. The Company believes that securing reliable, low-cost energy is a critical component of successful digital asset mining operations.

“We are quickly ramping up operations on our path to becoming the largest Dogecoin miner by hashrate,” said Ryan Trasolini, Co-Chief Executive Officer of Shuttle and founder of United Dogecoin. “In approximately 60 days, our miners are expected to be online, leveraging renewable power and establishing a foundation for future growth.”

The initial deployment is expected to mark the beginning of United Dogecoin’s direct participation in Dogecoin network mining.

About United Dogecoin

United Dogecoin is a Dogecoin mining company built on three foundational advantages: scale, preferential access to best-in-class equipment, and an industry leading management team. Its mission is to establish and maintain category leadership in the Dogecoin sector through high-efficiency, low-cost mining operations and strategic coin accumulation, combining operational excellence, consistency and expert execution to build a robust reserve.

About Shuttle Pharmaceuticals

Shuttle (NASDAQ: SHPH) owns a pharmaceutical software Al driven platform for molecular discovery and early-stage drug development. By combining modern Al techniques with structured scientific workflows, the Molecule.ai platform helps researchers explore the chemical space more efficiently, evaluate molecular ideas with greater clarity and make more informed decisions during the earliest stages of drug development.

Media and IR contact

info@uniteddogecoin.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements may include, but are not limited to, the Company and its operations, strategies and plans, integration of businesses, governance changes, capital expenditures, cash flows and anticipated uses, synergies, opportunities and anticipated future performance, financing activities, any future acquisitions and the maintenance of reserves and related arrangements.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this release. These include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; the risk that Shuttle’s and United Dogecoin’s businesses will not be integrated successfully, synergies and growth from Shuttle’s acquisition of the Company may not be fully realized or may take longer to realize than expected; potential adverse reactions or changes to business or employee relationships; failure to obtain or maintain required listing approvals or satisfy Nasdaq continued listing standards; inability to consummate planned financings on acceptable terms or within expected timeframes; risks relating to the volatile nature of the price of DOGE and other cryptocurrencies; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of digital assets for U.S. and foreign tax purposes; risks related to the unknown returns that the Company’s DOGE treasury strategy will generate; risks related to unproven strategies; the risk that changes in Shuttle’s capital structure and governance could have adverse effects on the market value of its securities; the ability of Shuttle and the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on Shuttle’s and the Company’s operating results and business generally; the risk that the acquisition of the Company by Shuttle could distract management from ongoing business operations or cause Shuttle or the Company to incur substantial costs; the risk that Shuttle may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Shuttle’s and United Dogecoin’s control, including those detailed in Shuttle’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and such other documents of Shuttle filed, or to be filed, with the SEC that are or will be available on Shuttle’s website at www.shuttlepharma.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that Shuttle and United Dogecoin believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither Shuttle nor United Dogecoin undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.